Exhibit 10.1

Execution Version

EQUITY PURCHASE AGREEMENT

This Equity Purchase Agreement (this “Agreement”) is made and entered into as of December 27, 2018 by and among (i) Hopeway International Enterprises Limited, a private limited company duly organized under the laws of British Virgin Islands (the “Purchaser”), (ii) Hubei Shengrong Environmental Proection and Energy Saving Technology Co. Ltd. (the “Company”) a PRC company engaged in the research, development, production and sale of an array of solid waste recycling systems for the mining and industrial sectors in the PRC, (ii) TMSR Holding Company Limited, a corporation incorporated under the laws of Nevada (the ‘TMSR”) (iv) Shengrong Environmental Protection technology (Wuhan) Co. Ltd. (the “Seller”), a limited liability company formed under the laws of the PRC and the sole equity holder of the Company, The Purchaser, the Company and the Seller are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

WHEREAS, the Purchaser is the record holder of 8,523,320 issued and outstanding shares of common stock of TMSR;

WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller all of the equity interest of the Company in exchange for Purchaser’s agreement (the “Consideration”) to irrevocably forfeit 8,523,320 issued and outstanding shares of common stock of TMSR, which shall be cancelled on the books and records TMSR effective on the date of closing of the transactions (the “Transaction”) contemplated by this Agreement, subject to the terms and conditions set forth herein and

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I
THE EQUITY PURCHASE

1.1 Purchase and Sale of Equity Interests. At the Closing (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, the Seller shall sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser shall purchase, acquire and accept from the Seller, all of the equity interests of the Company (collectively, the “Purchased Shares”), free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws)

1.2 Consideration. At the Closing and subject to and upon the terms and conditions of this Agreement, the Shareholder shall deliver to the Seller the Consideration pursuant to Section 3.3.

1.3 Seller’s Consent. Seller, as the sole shareholder of the Company, hereby approves, authorizes and consents to the Company’s execution and delivery of this Agreement and the Ancillary Documents, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby. Seller acknowledges and agrees that the consent set forth herein is intended and shall constitute such consent of the Seller as may be required (and shall, if applicable, operate as a written shareholder resolution of the Company) pursuant to the Company Charter, any other agreement in respect of the Company to which the Seller is a party and all applicable Laws.

ARTICLE II
CLOSING

2.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article III, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Hunter Taubman Fischer& Li LLC, 1450 Broadway, New York, NY 10018, on the first (1st) Business Day after all the closing conditions to this Agreement have been satisfied or waived at 10:00 a.m. local time, or at such other date, time or place as the Purchaser and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

ARTICLE III
CLOSING CONDITIONS

3.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Seller and the Purchaser of the following conditions:

(a) Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(b) No Law. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(c) No Litigation. There shall not be any pending Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

3.2 Conditions to Obligations of the Company and the Seller. In addition to the conditions specified in Section 3.1, the obligations of the Company and the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Company and the Seller) of the following condition:

(a) Completion of Purchase Consideration. At the Closing, Purchaser shall deliver to Continental Stock, TMSR’s authorized transfer agent, a duly executed stock power in the form attached as Exhibit A hereto, on the date of closing of the Transaction.

(b) Fairness Opinion. TMSR’s board of directors (the “TMSR Board”) shall have received a fairness opinion from Benchmark Company, LLC (or such other financial advisor as approved by TMSR Board).

(c) Assignment of Intellectual Property. The Seller shall have received from the Company executed Intellectual Property Assignment Agreement by and between the Company and Seller in the form substantially as Exhibit A

(d) Transfer of Retained Employees. The Seller shall have received from the Company termination agreements executed by all the Retained Employees listed in Exhibit C in a form satisfactory to the Purchaser and cause the Retained Employees to deliver their signature to employment agreement with Seller in the form substantially as Exhibit B.

3.3 Conditions to Obligations of the Purchaser. In addition to the conditions specified in Section 3.1, the obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Purchaser) of the following conditions:

(a) AIC Registration and Transfer Instruments. The Purchaser’s shareholders, Ms. Jiazhen Li and Mr. Xiaonian Zhang shall be registered as the shareholders of the Company with competent local Administrative of Industry and Commerce (“AIC”), together with executed instruments of transfer in respect of the Purchased Shares in favor of the Purchaser (or its nominee).

3.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article III to be satisfied if such failure was caused by such the failure of such Party or its Affiliates to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE IV

PURCHASER REPRESENTATIONS AND WARRANTIES

 Purchaser hereby jointly and severally represent and warrant to the Seller as follows:

4.1 Due Organization and Good Standing. The Purchaser is a business company duly incorporated, validly existing and in good standing under the Laws of British Virgin Islands.

4.2 Authorization; Binding Agreement. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly authorized and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, and shall be when delivered, duly and validly executed and delivered by the Purchaser, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, and constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

4.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of the Purchaser is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than (a) such filings as may be required in any jurisdiction in which such Party is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings as contemplated by this Agreement, (c) any filings required with NASDAQ with respect to the transactions contemplated by this Agreement, or (d) applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/ or any state “blue sky” securities laws, and the rules and regulations thereunder.

4.4 Non-Contravention. The execution and delivery by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby, and compliance with any of the provisions hereof, will not (a) conflict with or violate any provision of the Organizational Documents of such Party (if any), (b) conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any lien upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of such Party.

ARTICLE V

COMPANY REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to the Purchaser as follows:

5.1 Due Organization and Good Standing. The Company is a business company duly incorporated, validly existing and in good standing under the Laws of PRC.

5.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly authorized and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, and shall be when delivered, duly and validly executed and delivered by the Company, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, and constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

5.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby and thereby, other than (a) such filings as may be required in any jurisdiction in which the Company is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings as contemplated by this Agreement, (c) any filings required with NASDAQ with respect to the transactions contemplated by this Agreement, or (d) applicable requirements, if any, of the Securities Act, the Exchange Act and/ or any state “blue sky” securities laws, and the rules and regulations thereunder.

5.4 Non-Contravention. The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby, and compliance with any of the provisions hereof, will not (a) conflict with or violate any provision of the Organizational Documents of the Company (if any), (b) conflict with or violate any Law, Order or Consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any lien upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of the Company.

ARTICLE VI
TERMINATION AND EXPENSES

6.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of the Purchaser and the Seller; or

(b) by written notice by either the Purchaser or the Seller if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(b) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority.

6.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 6.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 6.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, and nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement. Without limiting the foregoing, and except as provided in this Article VI, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 6.1.

6.3 Fees and Expenses. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement.

ARTICLE VII
RELEASES

7.1 Release and Covenant Not to Sue. Effective as of the Closing, to the fullest extent permitted by applicable Law, the Purchaser, on behalf of itself and its Affiliates, respectively (the “Releasing Persons”), will release and discharge the Seller from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against the Seller arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement from Seller, whether pursuant to its Organizational Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date. From and after the Closing, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against the Seller or its Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any party pursuant to the terms and conditions of this Agreement or any Ancillary Document.

ARTICLE VIII
SURVIVAL AND INDEMNIFICATION

8.1 Survival. All representations and warranties of the Purchaser contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until the second (2nd) anniversary of the Closing Date; provided, however, that the representations and warranties contained in Sections 4.1 (Due Organization and Good Standing), 4.2 (Authorization; Binding Agreement) and 4.6 (Ownership), shall survive indefinitely. Additionally, Fraud Claims against the Purchaser or Shareholder shall survive indefinitely. If written notice of a claim for breach of any representation or warranty has been given before the applicable date when such representation or warranty no longer survives in accordance with this Section 8.1, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. All covenants, obligations and agreements of the Purchaser contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms. For the avoidance of doubt, a claim for indemnification under any subsection of Section 8.2 other than clauses (i) or (ii) thereof may be made at any time.

8.2 Indemnification by the Purchaser. Subject to the terms and conditions of this Article VIII, from and after the Closing, the Purchaser and their respective successors and assigns (with respect to any claim made under this Section 8.2, the “Indemnifying Parties”) will jointly and severally indemnify, defend and hold harmless the Seller and its Affiliates and their respective officers, directors, managers, employees, successors and permitted assigns (with respect to any claim made under this Section 8.2, the “Indemnified Parties”) from and against any and all losses, Actions, Orders, Liabilities, damages (including consequential damages), diminution in value, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnified Party to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim): (i) the breach of any representation or warranty made by the Purchaser or Shareholder set forth in this Agreement or in any certificate delivered by the Purchaser or Shareholder pursuant to this Agreement; (ii) the breach of any covenant or agreement on the part of Purchaser or Shareholder set forth in this Agreement or in any certificate delivered by Purchaser or Shareholder pursuant to this Agreement; (iii) any Action by Person(s) who were holders of equity securities of the Seller, including options, warrants, convertible debt or other convertible securities or other rights to acquire equity securities of the Seller, prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities; or (iv) any Fraud Claims.

8.3 Limitations and General Indemnification Provisions.

(a) Solely for purposes of determining the amount of Losses under this Article VIII (and, for the avoidance of doubt, not for purposes of determining whether there has been a breach giving rise to the indemnification claim), all of the representations, warranties and covenants set forth in this Agreement (including the disclosure schedules hereto) or any Ancillary Document that are qualified by materiality or words of similar import or effect will be deemed to have been made without any such qualification.

(b) No investigation or knowledge by an Indemnified Party its Representatives of a breach of a representation, warranty, covenant or agreement of an Indemnifying Party shall affect the representations, warranties, covenants and agreements of the Indemnifying Party or the recourse available to the Indemnified Parties under any provision of this Agreement, including this Article VIII, with respect thereto.

(c) The amount of any Losses suffered or incurred by any Indemnified Party shall be reduced by the amount of any insurance proceeds paid to the Indemnified Party or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), net of the costs of collection and the increases in insurance premiums resulting from such Loss or insurance payment.

8.4 Indemnification Procedures.

(a) In order to make a claim for indemnification hereunder, the Seller must provide written notice (a “Claim Notice”) of such claim to the Indemnifying Parties, which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnified Party in connection with the claim to the extent known or reasonably estimable (provided, that the Seller may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to Indemnifying Parties).

(c) In the case of any claim for indemnification under this Article VIII arising from a claim of a third party (including any Governmental Authority) (a “Third Party Claim”), the Seller must give a Claim Notice with respect to such Third Party Claim to the Indemnifying Parties promptly (but in no event later than thirty (30) days) after the Indemnified Party’s receipt of notice of such Third Party Claim; provided, that the failure to give such notice will not relieve the Indemnifying Party of its indemnification obligations except to the extent that the defense of such Third Party Claim is materially and irrevocably prejudiced by the failure to give such notice. The Indemnifying Parties will have the right to defend and to direct the defense against any such Third Party Claim, at its expense and with counsel selected by Indemnifying Parties, unless (i) the Indemnifying Parties fails to acknowledge fully to the Seller the obligations of the Indemnifying Parties to such Indemnified Party within twenty (20) days after receiving notice of such Third Party Claim or contests, in whole or in part, its indemnification obligations therefor or (ii) at any time while such Third Party Claim is pending, (A) there is a conflict of interest between the Indemnifying Parties and the Seller in the conduct of such defense, (B) the applicable third party alleges a Fraud Claim or (C) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnified Parties. If the Indemnifying Parties elects, and is entitled, to compromise or defend such Third Party Claim, it will within twenty (20) days (or sooner, if the nature of the Third Party Claim so requires) notify the Seller of its intent to do so, and Indemnifying Parties and the Indemnified Party will, at the request and expense of Indemnifying Parties, cooperate in the defense of such Third Party Claim. If Indemnifying Parties elects not to, or at any time is not entitled under this Section 8.4 to, compromise or defend such Third Party Claim, fails to notify the Seller of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the Seller may pay, compromise or defend such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnifying Parties will have no indemnification obligations with respect to any such Third Party Claim which is settled by the Indemnified Party or the Seller without the prior written consent of Indemnifying Parties (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnified Party will not be required to refrain from paying any Third Party Claim which has matured by a final, non-appealable Order, nor will it be required to refrain from paying any Third Party Claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnified Party or where any delay in payment would cause the Indemnified Party material economic loss. The Indemnifying Parties’ right to direct the defense will include the right to compromise or enter into an agreement settling any Third Party Claim; provided, that no such compromise or settlement will obligate the Indemnified Party to agree to any settlement that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnified Party other than the execution of a release for such Third Party Claim and/or agreeing to be subject to customary confidentiality obligations in connection therewith, except with the prior written consent of the Seller (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding the Indemnifying Parties’s right to compromise or settle in accordance with the immediately preceding sentence, Indemnifying Parties may not settle or compromise any Third Party Claim over the objection of the Seller; provided, however, that consent by the Seller to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Seller will have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Parties’ right to direct the defense.

(d) With respect to any direct indemnification claim that is not a Third Party Claim, the Indemnifying Parties will have a period of thirty (30) days after receipt of the Claim Notice to respond thereto. If Indemnifying Parties does not respond within such thirty (30) days, Indemnifying Parties on behalf of Indemnifying Parties will be deemed to have accepted responsibility for the Losses set forth in such Claim Notice subject to the limitations on indemnification set forth in this Article VIII and will have no further right to contest the validity of such Claim Notice. If Indemnifying Parties responds within such thirty (30) days after the receipt of the Claim Notice and rejects such claim in whole or in part, the Seller will be free to pursue such remedies as may be available under this Agreement, any Ancillary Documents or applicable Law.

8.5 Exclusive Remedy. From and after the Closing, except with respect to Fraud Claims related to the negotiation or execution of this Agreement or claims seeking injunctions or specific strict performance, indemnification pursuant to this Article VIII shall be the sole and exclusive remedy for the Parties with respect to matters arising under this Agreement of any kind or nature, including for any misrepresentation or breach of any warranty, covenant, or other provision contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement or otherwise relating to the subject matter of this Agreement, including the negotiation and discussion thereof.

ARTICLE IX
MISCELLANEOUS

9.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Sellers:	TMSR Holding Company Limited. Address: A101 Hanzheng Street City Industry Park, No.21 Jiefang Avenue, Qiaokou District, Wuhan, Hubei, China 430000 Attn: Zheyi Wang Title: Co-Chairman and Director

With a copy to:	Hunter Taubman Fischer & Li LLC 1450 Broadway, 26th Floor New York, New York 10018 Fax: 212-202-6380 Attn.: Joan Wu, Esq.

If to the Purchaser:	Hopeway International Enterprises Limited Address: A101 Hanzheng Street City Industry Park, No.21 Jiefang Avenue, Qiaokou District, Wuhan, Hubei, China 430000 Attn: Jiazhen Li

9.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Seller, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

9.3 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

9.4 Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 9.4) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 9.4. A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute; the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of New York. Time is of the essence. Each party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English.

9.5 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. Subject to Section 9.4, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any court in which appeal from such courts may be taken) (the “Specified Courts”). Subject to Section 9.4, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section .1. Nothing in this Section 9.5 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

9.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.6.

9.7 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

9.8 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9.9 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser and the Seller.

9.10 Waiver. The Purchaser on behalf of itself and its Affiliates, the Company on behalf of itself and its Affiliates, and the Seller on behalf of itself, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

9.11 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

9.12 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule”, “Exhibit” and “Annex” are intended to refer to Sections, Articles, Schedules, Exhibits and Annexes to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall including any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall including any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the Purchaser its shareholders under the BVI Act or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of the Purchaser and its Representatives and the Purchaser and its Representatives have been given access to the electronic folders containing such information.

9.13 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

ARTICLE X
DEFINITIONS

10.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, including the other agreements, certificates and instruments to be executed or delivered by any of the parties hereto in connection with or pursuant to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“BVI Act” means the British Virgin Islands Business Companies Act, 2004, as amended.

“Company Charter” means the memorandum and articles of association of the Company, as amended and effective under the BVI Act.

“Company Ordinary Shares” means the ordinary shares, par value $1.00 per share, of the Company.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses, franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Retained Employees” means all the employees listed on Exhibit [   ].

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Intellectual Property Rights” means all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or required for use in connection with the Company’s business.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“NASDAQ” means the NASDAQ Capital Market.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to the Purchaser, the Purchaser Charter, and with respect to any other Party, its Certificate of Incorporation and Bylaws or similar organizational documents, in each case, as amended.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Purchaser Charter” means the articles of association of the Purchaser, as amended and effective under the BVI Act.

“Representative” means, as to any Person, such Person’s Affiliates and its and their managers, directors, officers, employees, agents and advisors (including financial advisors, counsel and accountants).

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

The Purchaser:

Hopeway International Enterprises Limited
a BVI company

By:	/s/Jiazhen Li
Name: Jiazhen Li
Title: Sole Director

The Seller:

TMSR Holding Company Limited
a Nevada company

By:	/s/Zheyi Wang
Name: Zheyi Wang
Title: Co-Chairman

The Company :

Hubei Shengrong Proection and Energy Saving Technology Co. Ltd
a PRC company

By:	/s/Jiazhen Li
Name: Jiazhen Li
Title: Sole Director

Exhibit A

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “Agreement”) is made and entered into December 27, 2018 (as defined in the EPA (as defined below)) (the “Effective Date”), by and between Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Co. Ltd., a PRC limited liability company (“Hubei Shengrong”), and Shengrong Environmental Protection Technology (Wuhan) Co., Ltd., a PRC limited liability company (“Shengrong WOFE”). Hubei Shengrong and Shengrong WOFE are hereinafter also referred to as the “Parties,” and individually as a “Party.”

RECITALS

WHEREAS, Hubei Shengrong is Hubei ShengrongEPAEPAHubei Shengrongmainly engaged in the research, development, production and sale of an array of solid waste recycling systems for the mining and industrial sectors in the PRC (the “Business”), EPA and

WHEREAS, TMSR Holding Company Limited (“TMSR”), Shengrong WOFE, Hubei Shengrong and Hopeway International Enterprises Limited. ( “Hopeway” ) entered into certain EPA (the “EPA”) on December 27, 2018 pursuant to which Shengrong WOFE shall sell 100% equity interests in Hubei Shengrong to Hopeway in exchange for Hopeway’s agreement to irrevocably forfeit and cancel 8,523,320 shares of common stock, par value $0.001 (the “Shares”) of TMSR. The of transaction contemplated in EPA is hereby referred as Transaction;

WHEREAS, in connection with the Transaction, Hubei Shengrong shall assign, and Shengrong WOFE shall obtain, certain Intellectual Property Rights (as defined in the EPAEPA) that are related to the business purchased by Shengrong WFOE, in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and other terms and conditions contained herein, Hubei Shengrong and Shengrong WOFE hereby agree as follows:

AGREEMENT

1. DEFINITIONS; INTERPRETATION.

1.1 Terms Defined in this Agreement. The following capitalized terms when used in this Agreement shall have the following definitions. Capitalized terms that are used in this Agreement but not defined herein shall have the meanings set forth in the EPA.

1.1.1 “Assigned IPR” means, collectively, the Assigned Patents, the Assigned Trademarks and the Assigned Other IPR.

1.1.2 “Assigned Patents” means, collectively, (a) the Patents listed in Schedule 1.1.2 hereto, and (b) any Patents or Patent applications within the same Patent Family as any Patent listed in Schedule 1.1.2 hereto, which Patents and Patent applications were obtained or filed by a Hubei Shengrong Party prior to the Effective Date.

1.1.4 “Assigned Technology” means solely owned by Hubei ShengrongHubei Shengrong, that is (a) used in the Business as currently conducted by Hubei ShengrongHubei Shengrong, or (b) the design, development, distribution, maintenance and support of the products that are currently being developed (in their current form), manufactured, sold or supported by Hubei ShengrongHubei Shengrong, or (c) otherwise specifically listed in Schedule 1.1.4 hereto.

1.1.5 “Assigned Trademarks” means the Trademarks listed in Schedule 1.1.5 hereto.

1.1.7 “Existing Rights and Obligations” means, with respect to any Assigned IPR, (a) the Pre-Existing Rights and Obligations under or with respect to such Assigned IPR, and (b) the other rights of Hubei Shengrong, and Hubei Shengrong granted under the IP License Agreement under or with respect to such Assigned IPR.

Ex A-1

1.1.8 “Other IPR” means Intellectual Property Rights other than Patents or Trademarks.

1.1.9 “Patent Family” means, with respect to a Patent (the “Subject Patent”), a group of Patents that consists of: (a) all Patents that claim priority to the same non-provisional Patent application as the Subject Patent, and all Patent applications from which priority is claimed by the Subject Patent and all Patents issuing from such Patent applications; (b) all foreign counterparts of the Subject Patent and the Patent applications and Patents described in clause (a) above; and (c) all Patents and Patent applications that are subject to a terminal disclaimer that disclaims the term of any such Patent or Patent application beyond the term of the Subject Patent.

1.1.10 “Pre-Existing Rights and Obligations” means, with respect to any Assigned IPR, any releases, licenses, immunities, covenants not to sue or assert, and other rights and covenants (and any rights or options to obtain or receive any of the foregoing) granted or otherwise provided under or with respect to such Assigned IPR prior to the Effective Date (including those that continue in effect on or after the Effective Date) by Hubei Shengrong or any preceding owner of the Assigned IPR, other than any of the foregoing granted or otherwise provided under any Assumed Contract. For clarity, Pre-Existing Rights and Obligations apply only to the Assigned IPR and not to any other Intellectual Property Right of Shengrong WOFE or Shengrong WOFE’s Affiliates.

Hubei ShengrongHubei ShengrongEPA1.2 Interpretation.

1.2.1 Certain Terms. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limited and means “including without limitation.”

1.2.2 Section References; Titles and Subtitles. Unless otherwise noted, all references to Sections, Schedules and Exhibits herein are to Sections, Schedules and Exhibits of this Agreement. The titles, captions and headings of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

1.2.3 Reference to Entities, Agreements, Statutes. Unless otherwise expressly provided herein, (a) references to an entity include its successors and permitted assigns, (b) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto or supplements thereof, and (c) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

2. ASSIGNMENT OF Assigned IPR.

2.1 Assignment of Assigned IPR. Subject to (a) the Existing Rights and Obligations under or with respect to any Assigned IPR, and (b) payment of the Purchase Price as set forth in the EPAEPA, if any, Hubei Shengrong hereby irrevocably assigns, conveys, sells, and transfers to Shengrong WOFE all of Hubei ShengrongHubei Shengrong’ worldwide right, title and interest in and to each Assigned IPR, including the goodwill associated with the Assigned Trademarks and associated with the business or Technology (as applicable) to which the Assigned Trademarks pertain, and including any other benefits, privileges, causes of action and remedies relating to any of the foregoing, whether before or hereafter accrued (including the right to sue and recover damages for all past, present or future infringement, misappropriation, violation, unlawful imitation or breach thereof, or other violations of any rights in any Assigned IPR, and to settle and retain proceeds from any such actions).

2.2 No Other Assignments. The Parties acknowledge and agree that Hubei ShengrongHubei Shengrong do not have any obligation to assign, convey, sell or transfer to Shengrong WOFE, and shall not be deemed to have assigned, conveyed, sold or transferred to Shengrong WOFE, in each case, whether hereunder or under any other Transaction Agreement, any right, title or interest in or to any Intellectual Property Rights other than those expressly provided in Section 2.1.

Ex A-2

2.3 Delivery. Hubei Shengrong shall deliver copies (including electronic) of the Assigned Technology through the transfer of books and records, documentation, Software, electronic files, facilities, personal property contained therein, and employees, if any, pursuant to the EPA.

3. Additional Terms.

3.1 Subsequent Transfers. Any assignment, conveyance, transfer by Shengrong WOFE of any right, title or interest in or to each Assigned IPR, and any grant or other provision of any exclusive right or license by Shengrong WOFE under or with respect to such Assigned IPR, in each case, shall be subject to the Existing Rights and Obligations under or with respect to such Assigned IPR. Shengrong WOFE agrees to notify in writing any purchaser, assignee or exclusive licensee of any Assigned IPR that such Assigned IPR is subject to the Existing Rights and Obligations prior to such assignment, conveyance, sale or transfer.

3.2 Further Assurances. Hubei Shengrong agrees to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and take all other actions as may be reasonably requested by Shengrong WOFE, in order to effect the terms of this Agreement and to record or perfect Shengrong WOFE’s rights in and to each Assigned IPR;

3.3 Prosecution and Maintenance. Except as set forth in Section 3.2, Hubei ShengrongHubei Shengrong shall have no responsibility for any actions or costs, including attorneys’ fees and patent office fees, in any jurisdiction, having a due date on or after the Effective Date that are associated with the prosecution, maintenance or enforcement of any Assigned IPR.

3.4 Right to Royalties Under Contracts Entered into Prior to the Effective Date. To the extent that Hubei Shengrong Party receives royalties or other consideration in connection with any Pre-Existing Rights and Obligations under or with respect to any Assigned IPR, and such royalties are attributable in part to any releases, licenses, immunities, covenants not to sue or assert, or other rights or covenants granted or otherwise provided under or with respect to such Assigned IPR, Shengrong WOFE agrees that, notwithstanding Section 2.1, Hubei Shengrong Party shall continue to have the right to, and Shengrong WOFE waives any right to, receive the royalties or other consideration paid to Hubei ShengrongHubei Shengrong in connection with such Pre-Existing Rights and Obligations.

4. Warranty and DISCLAIMER.

4.1 Warranties. Each Party represents and warrants that it has the right and authority to enter into this Agreement.

4.2 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE EPA, NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THIS AGREEMENT (INCLUDING, IN THE CASE OF HUBEI SHENGRONG, ANY ASSIGNED IPR OR ASSIGNED TECHNOLOGY), WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, ENFORCEABILITY, VALIDITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT.

Ex A-3

5. Notices.

All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly given (a) upon receipt if delivered personally, (b) upon confirmation if sent by facsimile with transmission confirmation or (c) on the first Business Day following dispatch if sent by a nationally-recognized overnight courier service; provided, however, that, if delivered on a date that is not a Business Day or after 5:00 p.m. on a Business Day, such notice, request, demand, claim or other communication shall be deemed delivered on the next succeeding Business Day; provided, further, that such notice, request, demand, claim or other communication is delivered to the applicable Party at such Party’s address or facsimile number as set forth below.

If to Shengrong WOFE, addressed to it at:

Shengrong Environmental Protection Technology (Wuhan) Co., Ltd.

A101 Hanzheng Street City Industry Park, No.21 Jiefang Avenue

Qiaokou District,

Wuhan, Hubei, China 430030

Attention: Renqi Yang

If to Hubei Shengrong, addressed to it at:

Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Co. Ltd.

A101 Hanzheng Street City Industry Park, No.21 Jiefang Avenue

Qiaokou District,

Wuhan, Hubei, China 430030

Attention: Jiazhen Li

6. Assignment.

Neither this Agreement nor any rights, interests or obligations hereunder may be assigned, delegated or otherwise transferred by either Party (whether voluntarily or involuntarily and whether by merger, transfer of assets, operation of Applicable Law or otherwise), without the other Party’s express prior written approval

7. Miscellaneous.

7.1 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

7.2 Entire Agreement. This Agreement (including any appendices, exhibits and schedules attached hereto)constitutes the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent that they relate in any way to the subject matter hereof .

7.3 Counterparts and Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The counterparts of this Agreement may be executed and delivered by facsimile or other electronic signature by either Party to the other Party and the receiving Party may rely on the receipt of such document so executed and delivered by facsimile or other electronic method as if the original had been received.

7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of China.

7.5 Dispute Resolution. Any dispute arising from or in connection with this Contract shall be submitted to Hubei Branch of China International Economic and Trade Arbitration Commission (CIETAC) for arbitration which shall be conducted in accordance with the Hubei CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties.

7.6 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both Parties. No waiver by either Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.7 Severability. Any term or provision of this Agreement that is held as invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

[Signature Page Follows]

Ex A-4

[Signature Page to Intellectual Property Assignment Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized representatives to become effective as of the Effective Date.

Shengrong Environmental Protection Technology (Wuhan) Co., Ltd.:

By:	/s/ Rengqi Yang
Name:	Renqi Yang
Title:	Sole Director

[Signature Page to Intellectual Property Assignment Agreement]

Hubei Shengrong Environmental Protection Energy-Saving Science and Technology Co. Ltd.:

By:	/s/ Jiazhen Li
Name:	Jiazhen Li
Title:

Schedule 1.1.2

List of Assigned Patents

No.	Certificate No.	Patent content	Type	Patent No.	Term	Place of Patent

1	615552	Axial Sporting Method and Device with Permanent-Magnet Drum Eccentric Inner Surface	invention	ZL2009 1 0061341.9	20 years	PRC

2	619237	Method and Device for Axial Separation by The Inner Surface of a Permanent Megnetic arched groove	invention	ZL2009 1 0061407.4	20 years	PRC

3	895657	production and manufacturing method of aerated concrete block by using manganese carbonate tailings removed the heavy metal	invention	ZL2010 1 0196244.3	20 years	PRC

5	1334384	Axial Sporting Device with Permanent-Magnet Drum Eccentric Inner Surface	utility model	ZL2009 2 0084557.2	10 years	PRC

6	1334383	Device for Axial Separation by The Inner Surface of a Permanent Magnetic arched groove	utility model	ZL2009 2 0084699.9	10 years	PRC

7		Method and Device for Axial Separation by The Inner Surface of a Permanent Magnetic arched groove		US8,746,457 B2	10/06/2014 to 30/10/ 2030, subject to any patent term adjustments or terminal disclaimers	U.S.

8		Axial Sporting Method and Device with Permanent-Magnet Drum Eccentric Inner Surface		US8,746,458 B2	10/06/2014 to 23/08/2030, subject to any patent term adjustments or terminal disclaimers	U.S.

SCHEDULE 1.1.5

List of Assigned TRADEMARKS

No.	Certificate No.	Trademark	Approved goods

1	6576227		category 7: washer, slag screen (machine), ore sand processor, flotation machine, magnetic separator, ore washer, ore contamination precipitation, mine select machine, waste treatment equipment, and waste treatment machine (machine).

2	6617166		category 6: undressed or half-processed cast iron, ferrotitanium, manganese powder, ferrosilicon, packaging and tinsel for packaging, metal in powder form, zinc powder, sheet metal and plate metals, pig iron or half forging iron, and undressed or half-processed common metal.

3	19842647		category 35: market analysis, providing business and trading information, business agent service, business negotiation and contracting on behalf of a third party, providing business information via website, import & export agent, auction, sales promotion on behalf of a third party, purchasing for a third party, and providing on-line market for purchaser and seller.

Exhibit B

FORM OF EMPLOYMENT contract

劳动合同

Company:

Name of Employer:	Shengrong Environmental Protection Technology (Wuhan) Co., Ltd.

Legal Address:	A101 Hanzheng Street City Industry Park, No.21 Jiefang Avenue, Qiaokou District, Wuhan, Hubei, 430030 China

Legal Representative:	Renqi Yang

公司:

雇主名称:	声荣环保科技技术(武汉)有限公司

法定地址:	武汉市硚口区解放大道1号汉正街都市工业园A101

法定代表人:	杨仁啟

Employee:

Name of Employee:

ID Card No/Passport No.:

Domicile:	Room 502, No.63, Lane 4265 Shanglan Road, Pudong New District, Shanghai City, China

员工:

员工姓名:

身份证号/护照号:

住址:	上海市浦东新区上南路4265弄63号502室

Ex B-1

This Contract is made and entered into by and between [      ] (hereinafter the “Employee”) and Shengrong Environmental Protection Technology (Wuhan) Co., Ltd. (hereinafter the “Company”) on [     ], 2018.

本合同由[     ](以下简称“员工”)和声荣环保科技技术(武汉)有限公司(以下简称“公司”)于2018年 月 日签订。

The Company and the Employee (individually, the “Party”, collectively, the “Parties”) enter into this Contract and establish employment relations on the basis of equal and voluntary agreement and in accordance with the Labor Contract Law of the People’s Republic of China (hereinafter “China” or the “PRC”) and the provisions of other relevant laws and regulations.

公司和员工(单独称“一方”,各方称“双方”)在平等和自愿的基础上依照中华人民共和国劳动合同法(以下简称“中国”或 “PRC”)和其他相关法律法规的规定签订此合同并建立劳动关系。

1.	TERM OF CONTRACT

合同条款

1.1	The Parties agree that this Contract shall be valid for a fixed period of two years, and, subject to Article 1.2 and Article 6 herein, shall become effective on [ ], 2018. This Contract shall automatically renew upon expiration of the two-year term for an additional one or two years unless being terminated pursuant to the relevant provisions hereof.

双方同意本合同为固定期限合同,期限应为两年,应从2018年[ ]月[ ]日起开始生效(受制于本合同第1.2款和第6条)。本合同在两年有效期满后将自动续延一年或两年,除非按照本合同的相关条款规定被终止。

1.2	The Employee’s employment is conditional upon the truthful representation of the Employee’s background, education, qualifications, employment, and experiences. In the event that the Employee, in order to be employed by the Employer, has made any material misrepresentation, used falsified documents, or failed to provide relevant proof and certificates required under the hiring procedures or failed to disclose any material information of the Employee including without limitation such Employee's medical history of serious illness, and the Employer may deem such act as fraud under relevant laws and regulations and/or that the hiring requirements have not been met and in such event, the Employer may terminate this Contract.

在员工所提供的个人背景、教育情况、相关资格、雇佣情况及经历真实有效的前提下本劳动合同才生效。如果员工为了获得雇主的雇佣,做出实质性虚假陈述,使用伪造的文件,或者未能提供雇佣程序所要求的相关证据或证明,或者未能披露该员工的任何实质性信息(包括但不限于员工的重大疾病史),则视为存在相关劳动法律法规规定的虚假情形且/或未达到雇佣要求,公司有权解除本合同。

Ex B-2

2.	JOB DESCRIPTION

岗位描述

2.1	The Company agrees to employ the Employee in the position of Department Manager reporting to Executive Director or such other supervisor(s) as the Company may direct, or, other position(s) to be reasonably designated by the Company from time to time.

公司同意聘用员工担任部门经理一职,并直接向执行董事或公司指定的其他主管汇报,或者担任由公司不时合理指派的其他职务。

2.2	While employed by the Company, the Employee will devote his or her entire business time and attention to developing and improving the business and best interests of the Company and its affiliated companies and will carry out to the best of his or her ability such duties, tasks and responsibilities as the Company and its affiliated companies may request of or assign to the Employee from time to time.

在受聘于公司期间,员工应贡献其全部工作时间和精力以拓展和提升公司及其关联公司的业务、实现公司及其关联公司利益最大化,并尽力完成公司不时要求或分派给员工的职责、任务和责任。

3.	REMUNERATION

劳动报酬

3.1	Starting base salary of the Employee (which includes all allowances, subsidies and any other kind of welfare incomes payable under relevant laws and regulations) will be [ ] (gross) per month which is payable on a monthly basis on the 15th day of next month.

员工每月的基本工资为人民币(税前)[  ](RMB [  ])(该工资已经包括各项法定或规定的津贴、补贴和其它福利性收入),于次月15日发放。

3.2	The Company reserves the rights to make reasonable adjustment(s) or change(s) to the position of the Employee based on the actual needs of the Company and the Employee’s performance, and the rights to adjust or change the Employee’s base salary accordingly. The Company will communicate with the Employee for the reasons of such adjustment/change before it being made.

公司有权根据公司需要及员工的个人表现对员工的岗位进行合理调整,并对员工工资作相应的调整。在作出调整之前,公司将与员工说明调整的理由。

Ex B-3

3.3	The Company will contribute, for benefit of the Employee, to social insurance funds and the housing fund as required under the law. The portion to be contributed by the Employee will be withheld by the Company from Employee’s monthly salary and deposited in the relevant social insurance funds and the housing fund.

公司将按照法律规定为员工缴纳公司部分的社保及住房公积金。员工应缴纳的个人部分将由公司在员工当月的工资中代扣代缴存入有关社保和住房公积金帐户。

3.4	The Employee shall pay individual income tax as required by law. The Company shall, according to law, withhold the individual income tax from the Employee’s monthly salary to pay to relevant tax authority on behalf of the Employee.

员工有依法缴纳个人所得税的义务。公司将依据法律规定将员工须缴纳的个人所得税从员工的当月工资中扣除,代扣代缴给相关的税务部门。

4.	EMPLOYMENT PROTECTION AND CONDITION

劳动保护和工作条件

4.1	The Company provides safe and clean working environment in accordance with relevant laws and regulations. If there is any danger or special risks in relation to the working environment of the Employee, the Company will take specific protective measures, and provide specific training to the Employee.

公司为员工提供符合相关法律法规规定的安全卫生的工作环境。如员工的工作环境涉及危险或有特殊风险,公司将采取专门的防护措施,并将对员工进行专门培训或教育。

4.2	The Company will, based on the actual status of the Employee’s position, provide necessary working condition and labor protection articles for use in accordance with relevant laws and company policies.

公司根据员工岗位的实际情况,按照相关法律及公司规定向员工提供必要的工作条件和劳动防护用品。

5.	BENEFITS AND VACATION

福利及假期

The Employee will be subject to, and enjoy the benefits of, Company rules and policies, which may from time to time be amended and made available to all affected employees. The Employee will be entitled to paid annual leave pursuant to the Employee Manual adopted by Company which shall be in line with the relevant laws and regulations.

员工有权根据公司的规章和制度享有公司提供的福利待遇,公司有权不时对相关制度进行修订并告知受影响的员工。员工将按照公司颁行的员工手册的规定享受带薪假期,该员工手册应符合相关的国家法律规定。

Ex B-4

6.	PHYSICAL EXAMINATION

健康检查

This Employment Contract is contingent upon successful completion of a physical examination of the Employee, to the extent required by the Company, before employment.

若公司要求,员工需进行一次入职前健康检查,若员工能顺利通过,则视为满足本合同生效条件。

7.	CONFIDENTIAL INFORMATION AND Invention Assignment Agreement

保密信息与发明转让协议

The Employee acknowledges that he is and will continue to be exposed to confidential information of the Company due to his position and for protection of the Company’s confidential information and intellectual properties, the Employee agrees to enter into an additional Confidential Information and Invention Assignment Agreement with the Company in form and substance as set forth in Appendix I attached hereto.

员工确认:其目前和将来均会因其职务而接触公司的保密信息,为保护公司的保密信息和知识产权,员工同意与公司另签订一份保密信息与发明转让协议(其格式和内容见本协议附件一)。

8.	NON-COMPETITION And NON-SOLICITATION

竞业限止和不得招揽

8.1	NON-COMPETITION

竞业限制

The Employee hereby acknowledges that the Company’s business is highly competitive and agrees to enter into an additional NON-COMPETITION AGREEMENT with the Company in form and substance as set forth in Appendix II hereto.

员工特此确认公司的业务具有高度竞争性,且同意与公司另签订一份竞业限制协议(其格式和内容见本协议附件二)。

Ex B-5

8.2	NON-SOLICITATION

不得招揽

The Employee agrees that, during the term of his employment with the Company and for a period of twenty-four (24) months immediately following the termination of his employment relationship with the Company for any reason, whether with or without cause, he shall not either directly or indirectly solicit, induce, recruit or encourage any employees of the Company or its affiliated companies to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company or its affiliated companies and/or any suppliers, customers or consultants of the Company or its affiliated companies, either for himself or for any other person or entity.

员工同意在其受雇于公司期间内以及因为任何原因与公司的雇用关系终止后接下来的二十四(24)个月内,不论这种雇用关系的终止是否事出有因,员工将不会直接或间接的引诱、促使、招募或鼓励公司或其关联公司的任何雇员离职,或是无论是为自己还是为其他个人或组织,带走,或试图引诱、促使、招募、鼓励或带走公司或其关联公司的雇员和/或公司或其关联公司的任何供应商、客户或顾问。

9.	Conflict of interest Guidelines

The Employee agrees to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit III hereto.

员工同意勤谨地遵守本协议附件三所列的利益冲突准则

10.	Employment Period

If, during the employment with the Company, the Company provides the Employee with special training expenses or specific technology trainings, and if the employment with the Company is terminated prior to the term of employment agreed with the Company, the Employee shall compensate the Company the training expenses proportional to the remaining period for services yet to be provided.

在员工受雇于公司期间,如果公司向员工提供特别培训费用或特别技术培训且员工与公司的雇用关系在约定的雇用期限期满前终止,则员工应根据剩余服务期限就相应比例的培训费用对公司进行补偿。

Ex B-6

11.	MODIFICATION, TERMINATION AND EXPIRATION OF THE LABOR CONTRACT

劳动合同的修改、解除和到期

11.1	The Company maintains the right to terminate this Contract and dismiss the Employee without prior notice under any of the following circumstances:

若遇下列情况,公司可在不事先通知的情况下解除本劳动合同:

(a)	when the Employee does not meet the conditions for employment during the probationary period;

在试用期内员工被证明不符合聘用条件;

(b)	the Employee is held criminally or administratively liable in accordance with the relevant laws or administrative regulations;

依据相关法律和行政法规,员工须承担刑事或行政责任;

(c)	when the Employee commits a serious breach of labor discipline or of the rules or policies or ethical code of the Company (“Company Rules”); such Company Rules will be signed by the Employee for acknowledgement within one month after signing this Contract and updated by the Company in a form of public notice from time to time);

员工严重违反公司的劳动纪律、规定、制度或行为准则(“公司规定”)该等公司规定将在本合同签订后的一(1)个月内由员工签订,并以公告的形式作不时更新 ;

(d)	when the Employee is negligent or is involved in improper financial dealings, thus causing serious harm to the interests of the Company;

员工玩忽职守或营私舞弊,并对公司利益造成重大损失;

(e)	when the Employee is concurrently involved in any employment relationship with any other employer, which causes severe effect on the performance of his/her own duties to the Company, or refuses to make correction in a fixed term as required by the Employer; or

员工同时与其他用人单位建立劳动关系,对完成公司的工作任务造成严重影响,或者经公司提出,在限期内拒不改正;或

(f)	when this Contract is deemed invalid due to circumstances under Article 1.2 and Article 8 of this Contract, or because this Contract was entered into with fraud of the part of Employee.

由于本合同第1.2条和第8条规定的情形,或者以其他欺诈手段使公司与之订立劳动合同,致使合同无效。

Ex B-7

11.2	The Company maintains the right to terminate this Contract in accordance with relevant PRC laws and regulations prior to the expiration date of this Contract by giving to the Employee a thirty (30) day written notice or compensation of one (1) month in lieu of such notice under any of the following circumstances:

若遇下列情况,公司可依据相关中国法律和规定在本合同期限届满前三十(30)天书面通知员工或者额外支付劳动者一(1)个月基本工资的情况下解除本劳动合同:

(a)	when, due to illness or non-work-related injuries, the Employee is unable to perform his or her original duties or is unable to perform appropriate alternative duties when a statutory medical treatment period has ended;

员工患病或非因工负伤,在规定的医疗期满后不能从事原工作,也不能从事由公司另行安排的工作的;

(b)	when the Employee is incompetent in performing his or her duties, provided that training has been provided to the Employee or adjustments have been made to the Employee’s position;

员工不胜任工作,经过培训或调整工作岗位,仍无法胜任工作的;

(c)	when there are changes in the circumstances which were relied upon by the Parties at the time of signing, causing this Contract impossible to perform, and the two Parties are unable to negotiate and agree upon any amendments to this Contract;

劳动合同订立时所依据的客观情况发生重大变化,致使本合同无法履行,经双方协商无法就变更合同内容达成一致的;

(d)	when the Company encounters serious operational difficulties and lay off employees in accordance with law.

当公司遇到严重的营运困难,依法裁员时。

11.3	The Employee may terminate this Contract after giving a thirty (30)-day prior written notice to the Company.

员工若需解除聘用关系,应提前三十(30)天以书面形式通知公司。

11.4	If any of the circumstances under Article 11.1 of this Contract occurs, the Company is entitled to terminate the employment with the Employee without prior written notice.

如存在本合同第11.1款所述的情况之一,公司有权不提前发出书面通知即解聘员工。

Ex B-8

12.	LABOR DISPUTES

劳动争议

Labor disputes under this Contract shall be resolved as follows:

与本合同相关的劳动争议应通过下列方式解决:

(a)	consultation between the Employee and the Company;

由员工及公司协商解决;

(b)	if no resolution is made through consultation within thirty (30) days, the dispute shall be settled with the competent Employment Dispute Arbitration Commission in Wuhan;

若在三十(30)天内仍无法协商一致,则应将争议提交武汉市有管辖权的劳动争议仲裁委员会进行仲裁;

(c)	In case either party is not satisfied with the arbitral award, it may file a law suit with the competent People’s Court within fifteen (15) days from receipt of the arbitral award.

如果任何一方对仲裁结果不满,可在得到仲裁结果之日起十五(15)日内向人民法院提起诉讼。

13.	GOVERNING LAW

法律适用

This Contract and the rights and duties of the Parties hereunder shall be governed by and construed and enforced in accordance with the PRC laws, without regard to principles of conflicts of laws.

本合同及由此产生的双方的权利和义务应受中国法律管辖,按照中国法律解释和执行,不适用冲突法的原则。

Ex B-9

14.	MISCELLANEOUS

其它

14.1	The Employee represents that, prior to signing this Contract, the Employee has read, fully understands and voluntarily agrees to the terms and conditions as stated above, that the Employee was not coerced to sign this Contract, the Employee was not under duress at the time the Employee signed this Contract, that, by signing this Contract, the Employee will not violate the terms of any other agreement previously entered by the Employee and that, prior to signing this Contract, the Employee had adequate time to consider entering into this Contract, including, without limitation, the opportunity to discuss the terms and conditions of this Contract, as well as its legal consequences, with an attorney of the Employee's choice.

员工声明,在签署本合同之前,员工已阅读并充分理解、自愿同意本合同的有关条款和条件,员工并非受强迫而签订本合同,员工在签订本合同时未受监禁,并且,签署本合同不会使员工违反其原先签订的任何其它协议;在签署本合同之前,员工已有充分的时间考虑是否签署本合同,包括但不限于获得与员工选择的律师讨论本合同有关条款和条件、以及相应的法律后果的机会。

14.2	This Contract constitutes the entire understanding and agreement between the Parties hereto with regard to the matters herein, and supersedes all prior communications, negotiations, and agreements relating thereto. No modification or amendment of this Contract will be effective unless made in writing and signed by both Parties.

本合同应视为双方对于本合同项下所述事宜的全面理解和协议,并替代此前双方在此问题上的所有沟通、协商和协议。对于本合同的任何修改或修正需以双方书面签署为准。

14.3	This Contract shall be made in two originals; each Party shall hold one original copy.

本合同以中文书写,一式贰份,双方各执一份原件。

[Follow by Execution Page]

[下为签字页]

Ex B-10

Execution Page

签字页

The Parties are signing this Employment Contract on the date stated in the introductory clause.

鉴此,双方同意在首页标明的日期签署本劳动合同。

EMPLOYER

雇主

Authorized Representative: ________________________

授权代表

Executed with the Corporate Seal

公司公章

EMPLOYEE

员工

Agreed by: ________________________

Ex B-11

Appendix I Confidential Information and Invention Assignment Agreement

附件一 保密信息和发明转让协议

SHENGRONG ENVIRONMENTAL PROTECTION TECHNOLOGY (WUHAN) CO., LTD.

CONFIDENTIAL INFORMATION AND
INVENTION ASSIGNMENT AGREEMENT (PRC EMPLOYEES)

As a condition of my employment with Shengrong Environmental Protection Technology (Wuhan) Co., Ltd. (the “Company” and, together with all of its direct or indirect parent companies, subsidiaries or subsidiaries of its parent companies, collectively referred to as the “Company Group”) and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following provisions of this Shengrong Environmental Protection Technology (Wuhan) Co., Ltd. Confidential Information and Invention Assignment Agreement (this “Agreement”):

1. Confidential Information.

1.1 Company Information. I agree at all times during the term of my employment and after termination, to hold in the strictest confidence, and not to use, except for the benefit of the Company Group, or to disclose to any person, corporation or other entity without written consent of the Company, any Confidential Information. I understand that “Confidential Information” means any proprietary or confidential information of the Company Group, its affiliates, their clients, customers or their partners, and the Company Group’s licensors, including, without limitation, technical data, trade secrets, research and development information, product plans, services, customer lists and customers (including, but not limited to, customers of the Company Group on whom I called or with whom I became acquainted during the term of my employment), supplier lists and suppliers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, personnel information, marketing, finances or other business information disclosed to me by or obtained by me from the Company Group, its affiliates, their clients, customers or their partners, and the Company Group’s licensors either directly or indirectly in writing, orally or by drawings or observation of parts or equipment.

1.2 Company Property. I understand that all documents (including computer records, facsimile and e-mail) and materials created, received or transmitted in connection with my work or using the facilities of the Company Group are property of the Company Group and subject to inspection by the Company Group, at any time. Upon termination of my employment with the Company (or at any other time when requested by the Company), I will promptly deliver to the Company all documents and materials of any nature pertaining to my work with the Company and will provide written certification of my compliance with this Agreement. Under no circumstances will I have, following my termination, in my possession any property of the Company Group, or any documents or materials or copies thereof containing any Confidential Information. In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit B.

1.3 Former Employer Information. I agree that I will not, during my work with the Company, improperly use or disclose any trade secrets of any other person or entity or proprietary information of any former employer or other person or entity with which I have an agreement or duty to keep in confidence such information and that I will not bring onto the premises of the Company Group any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity. I agree to indemnify the Company Group and hold it harmless from all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs for resolving disputes, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting from any use by the Company Group of such proprietary information or trade secrets improperly used or disclosed by me.

Ex B-12

1.4 Third Party Information. I recognize that the Company Group has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company Group’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company Group’s agreement with such third party.

2. Inventions.

2.1 Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, trade secrets, and IC lay-out designs/mask works which were made by me prior to my employment with the Company which belong to me, which relate to the Company Group’s proposed or current business, products or research and development, and which are not assigned to any member of the Company Group hereunder (collectively referred to as “Prior Inventions”); or, if no such list is attached, I represent that there are no such Prior Inventions. I agree that I will not incorporate any Prior Inventions into any products, processes or machines of the Company Group; provided, however, that if in the course of my employment with the Company, I incorporate into a product, process or machine of the Company Group a Prior Invention owned by me or in which I have an interest, I represent that I have all necessary rights, powers and authorization to use such Prior Invention in the manner it is used and such use will not infringe any right of any company, entity or person and, in such a circumstance, each member of the Company Group is hereby granted and shall have a nonexclusive, royalty-free, sublicensable, transferable, irrevocable, perpetual, worldwide license to make, have made, modify, use, sell and otherwise exploit such Prior Invention as part of or in connection with such product, process or machine. I agree to indemnify the Company Group and hold it harmless from all claims, liabilities, damages and expenses, including reasonable attorneys fees and costs for resolving disputes, arising out of or in connection with any violation or claimed violation of a third party’s rights resulting from any use, sublicensing, modification, transfer, or sale by the Company Group of such a Prior Invention.

2.2 Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, designs, original works of authorship, processes, formulas, computer software programs, databases, mask works, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under patent, copyright, circuit layout design or similar laws in the People’s Republic of China (“PRC”) or anywhere else in the world, which I may solely or jointly conceive or develop or reduce to practice or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (whether or not during business hours) that are either related to the scope of my employment with the Company or make use, in any manner, of the resources of the Company Group (collectively referred to as “Inventions”). I acknowledge that the Company shall be the sole owner of all rights, title and interest in the Inventions created hereunder. In the event the foregoing assignment of Inventions to the Company is ineffective for any reason, each member of the Company Group is hereby granted and shall have a royalty-free, sublicensable, transferable, irrevocable, perpetual, worldwide license to make, have made, modify, use, sell and otherwise exploit such Inventions as part of or in connection with any product, process or machine. I also hereby forever waive and agree never to assert any and all rights I may have in or with respect to any Inventions even after termination of my employment with the Company. I further acknowledge that all Inventions created by me (solely or jointly with others), to the extent permitted by applicable law, are “works made for hire” or “inventions made for hire,” as those terms may be defined in the PRC Copyright Law, the PRC Patent Law and the Regulations on Computer Software Protection, respectively, and all titles, rights and interests in or to such Inventions are or shall be vested in the Company.

Ex B-13

2.3 Remuneration. I agree that the remuneration received by me pursuant to my employment agreement with the Company includes any bonuses or remuneration which I may be entitled to under applicable PRC law for any “works made for hire,” “inventions made for hire” or other Inventions assigned to the Company pursuant to this Agreement.

2.4 Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

2.5 Patent and Copyright Registrations. I agree to assist the Company, or its respective designees, at the expense of the Company, in every proper way to secure the Company’s rights in the Inventions in any and all countries, to further evidence, record and perfect any grant or assignment by me of the Inventions hereunder and to perfect, obtain, maintain, enforce and defend any rights so granted or assigned, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as set forth above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

3. Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

4. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

Ex B-14

5. Arbitration and Relief.

5.1 Arbitration. I AGREE THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF, RELATING TO, OR CONCERNING ANY INTERPRETATION, CONSTRUCTION, PERFORMANCE OR BREACH OF THIS AGREEMENT, SHALL BE SUBMITTED TO THE CHINA INTERNATIONAL ECONOMIC AND TRADE ARBITRATION COMMISSION (“CIETAC”) FOR ARBITRATION. THE ARBITRATION SHALL BE CONDUCTED IN [WUHAN] IN ACCORDANCE WITH THE THEN APPLICABLE ARBITRATION RULES OF CIETAC. IF PERMITTED BY CIETAC, THERE SHALL BE THREE (3) ARBITRATORS. ONE ARBITRATOR SHALL BE SELECTED BY THE COMPANY; ONE ARBITRATOR SHALL BE SELECTED BY ME; AND THE THIRD ARBITRATOR EITHER SHALL BE ASSIGNED BY CIETAC OR BE MUTUALLY SELECTED BY THE COMPANY AND ME. THE ARBITRATOR(S) MAY GRANT INJUNCTIONS OR OTHER RELIEF IN SUCH DISPUTE OR CONTROVERSY. THE ARBITRATION AWARD SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES TO THE ARBITRATION. FOR THE PURPOSES OF ENFORCEMENT, JUDGMENT MAY BE ENTERED ON THE ARBITRATION AWARD IN ANY COURT HAVING JURISDICTION. THE COMPANY AND I SHALL EACH PAY ONE-HALF OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH OF US SHALL SEPARATELY PAY OUR COUNSEL FEES AND EXPENSES.

5.2 Relief. I agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach of the covenants set forth herein. Accordingly, notwithstanding Section 5(a) above, I agree that if I breach (or threaten a breach of) this Agreement, the Company will have available (to the extent allowed by applicable law), in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

6. General Provisions.

6.1 Terms and Conditions of Employment. I acknowledge that the terms and conditions of my employment with the Company are provided for in a separate employment agreement between me and the Company and no provision of this Agreement shall be construed as conferring upon me a right to be an employee of the Company.

6.2 Governing Law. This Agreement will be governed by the laws of the PRC.

6.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

6.4 Waiver and Severability. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. If any provision of this Agreement is held to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

6.5 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company Group, its successors, and its assigns. The Company may assign its rights and obligations under this Agreement to a third party.

6.6 Language. This Agreement may be written in the Chinese language and in the English language. In the event there is any conflict or inconsistency between the English version and the Chinese version of this Agreement, the English version shall prevail.

6.7 Application of this Agreement. I hereby agree that my obligations set forth in Sections 1 and 2 under this Agreement and the definitions of “Confidential Information” and “Inventions” contained therein shall be equally applicable to any work performed by me, and any Confidential Information and Inventions relating thereto, for the Company prior to the execution of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Ex B-15

This Confidential Information and Invention Assignment Agreement is made effective as of the date on which I began my employment with the Company.

Signature

[ ]
Employee Name (typed or printed)

Date

Signature

Renqi Yang
Company Representative (typed or printed)

Date

Signature

Witness Name (typed or printed):

Date

SIGNATURE PAGE TO CONFIDENTIAL INFORMATION AND
INVENTION ASSIGNMENT AGREEMENT (PRC EMPLOYEES)

Ex B-16

EXHIBIT A

LIST OF PRIOR INVENTIONS

Title	Date	Identifying Number or Brief Description

______ No inventions or improvements

______ Additional Sheets Attached

Signature of Employee: ________________

Print Name of Employee:

Date: ____________

Ex B-17

EXHIBIT B

Shengrong Environmental Protection Technology (Wuhan) Co., Ltd.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Shengrong Environmental Protection Technology (Wuhan) Co., Ltd. (the “Company”), its subsidiaries, parent companies, affiliates, successors or assigns (together, the “Company Group”).

I further certify that I have complied with all the terms of the Company’s Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company Group, its affiliates or any of their employees, clients, consultants or licensees.

I further agree that for twenty-four (24) months from this date, I will not hire any employees of the Company Group and I will not solicit, induce, recruit or encourage any of the Company Group’s employees to leave their employment.

Date:

(Employee’s Signature)

(Type/Print Employee’s Name)

Ex B-18

声荣环保科技技术(武汉)有限公司有限公司

保密信息及发明转让协议 (中国雇员)

作为我受雇于声荣环保科技技术(武汉)有限公司(简称“公司”,与其所有直接或间接母公司、子公司或其母公司的子公司合称“集团公司”)的条件,以及鉴于我与公司之间的雇用关系和我现在及将来收受公司所付之报酬,我同意遵守本公司的保密信息及发明转让协议之规定(“本协议”):

(1) 保密信息

(a) 公司信息。我同意,在我受雇于公司期间以及雇用期限终止后对保密信息进行严格保密,除非为了集团公司的利益,不使用保密信息,并且在未经公司书面同意的情况下,不向任何个人、公司或其他组织披露任何保密信息。我理解,“保密信息”指的是集团公司、其关联企业、他们各方的客户、顾客或合作伙伴的以及集团公司许可方的专有或保密信息,包括但不限于,由集团公司、其关联企业、他们各方的客户、顾客、或合作伙伴以及集团公司的许可方直接或间接以书面、口头或零部件或设备的图纸或观测数据的方式向我披露的、或我从该等各方直接或间接以该等方式取得的:技术数据、商业秘密、研发信息、产品规划、服务、客户名单和客户(包括但不限于,我在雇用期内所联系的或逐渐熟悉的集团公司客户)、供应商名单和供应商、软件、开发、发明、程序、配方、技术、设计、图纸、工程管理、硬件配置信息、人事信息、营销、财务或其他业务信息。

(b )公司财产。我理解,与我工作有关或利用集团公司的设施创造的、收到的或传送的所有文件(包括电脑记录、传真和电子邮件)和资料属于集团公司财产,这些财产在任何时候都处于集团公司的监控之下。当我与公司的雇用关系结束时(或在其他任何时间当公司要求时),我将及时交给公司与我在公司的工作相关的所有文件和资料,并提供我已遵守本协议的书面确认文件。在我雇用期限终止后,任何情况下都不得占有集团公司的任何财产,或含有保密信息的任何文件或资料或复印件。在我雇用期限终止的情况下,我同意签署和递交作为本协议附件二的“雇用终止证明”。

(c) 前任雇主信息。我同意,在我为公司工作期间,我将不会不正当地使用或披露任何其他个人或组织的商业秘密或我已签署协议或有义务为其就以下信息保密的任何前任雇主或其他个人或组织的专有信息,并且除非经过该等雇主、个人或组织的书面同意,我不会将任何属于该等雇主、个人和组织的任何尚未发表的文件或专有信息带入集团公司的场所。如果由于集团公司使用该类由我不正当使用或披露的他人的专有信息或商业秘密而导致对第三方的任何侵权行为或声称的侵权行为,而使集团公司因此或与此相关而遭受任何请求、责任、损害赔偿以及费用,包括因解决争议而发生的合理的律师费和开支,我同意对集团公司作出赔偿,使其免受损害。

(d) 第三方信息。我认同,集团公司已经并且将来会从第三方收到该等第三方的保密或专有信息,而且集团公司有义务为该等信息保密,并且仅可将之用于某些限定的目的。我同意对所有该等保密或专有信息予以最严格的保密,不将其披露给任何个人、公司或其他组织机构;并且除非在我为公司完成工作的必要限度内并在符合集团公司与该第三方协议的条件下才使用该等信息。

Ex B-19

(2) 发明

(a) 保留和许可的发明。我已经在本协议附件一列出了属于我所有的,与集团公司计划或当前的业务、产品或研发有关的,我没有在此转让给集团公司任一成员的,在我受雇于公司之前即由我作出的全部发明、具有署名权原创作品、开发、改良、商业秘密和集成电路布局设计/掩膜作品(合称“前期发明”);否则,如果没有这样一个附件,我声明不存在该等前期发明。我同意我将不会把任何前期发明融入集团公司的产品、程序或机械:但是,在我受雇于公司的期间内,如果我将任何自身拥有的或享有权益的前期发明融入集团公司的产品、程序或机械中,我声明:我拥有所有必要的权利、权限和授权,以按照当前使用的方式使用该等前期发明,并且该等使用将不会侵犯任一公司、组织或个人的任何权利;而且在该等情况下,特此授予集团公司的每一成员,且该等每一成员均享有该等前期发明的非排他性的、免许可费的、可再许可的、可转让的、不可撤销的、永久的、全世界范围的许可,他们有权作为该等产品、工序或机械的一部分或为该等产品、工序或机械之相关目的制造、使他人制造、修改、使用、出售并以其他方式利用该等 前期发明。如果因集团公司使用、再许可、修改、转让或出售该等任一前期发明而导致对第三方的任何侵权行为或声称的侵权行为,而使集团公司因此或与此相关而遭受任何请求、责任、损害赔偿以及费用,包括因解决争议而发生的合理的律师费及开支,我同意赔偿集团公司,使其免受损害。

(b) 发明的转让。我同意以书面方式及时地向公司披露我在受雇于公司期间(不论是否在工作时间之内)的与我雇用工作范围相关的,或者以任何方式运用集团公司资源所单独或与他人共同发明或开发或投入应用、或促使其被发明或开发或投入应用的任何及所有发明、设计、具有署名权的原创作品、程序、配方、电脑软件程序、数据库、掩膜作品、开发、概念、改良或商业秘密(合称“发明”),不论其可否依据专利权、电路布局设计、著作权或类似法律在中华人民共和国(“中国”)或世界其他任何地方申请专利或注册,我会以受托方式为公司独有的权利和利益持有我对该等发明的全部权利、所有权和利益,并在此将其转让给公司或其指定人。我认可,公司应为本协议项下所创造之发明的全部权利、所有权和权益之唯一所有权人。如果由于任何原因前述将发明转让予公司的行为无效,特此授予集团公司的每一成员,且该等每一成员均享有该等发明的免许可费的、可再许可的、可转让的、不可撤销的、永久的、全世界范围的许可,他们有权作为任何产品、工序或机械的一部分或为该等产品、工序或机械之相关目的制造、使他人制造、修改、使用 、出售并以其他方式利用该等发明。我在此同时永远地放弃和同意永远不主张自身在任何发明中或就任何发明所可能享有的任何权利,即使在我与公司的雇用关系结束后。我进一步确认,由我(独自或与他人共同)创造的全部发明,在适用法律允许的限度内,属于中国著作权法、中国专利法和中国计算机软件保护条例中定义的“职务作品”或“职务发明”,并且该等发明中所包含的或享有的全部所有权、权利和权益均属或应属公司所有。

(c) 薪酬。我同意,我依据与公司的雇用合同所获得的薪酬包括了我根据本协议向公司转让任何“职务作品”、“职务发明”或其他发明而在适用的中国法律下有权享有的任何奖励或报酬。

(d) 记录的保存。我同意保存并维持充足和现有的有关所有发明的书面记录。这些记录将会以注释、草图、图纸以及公司指定的任何其他形式保存。这些记录将在任何时间对公司开放,且为公司独享的财产。

Ex B-20

(e) 专利权和著作权的注册。我同意协助公司或其相应指定人,在公司承担费用的情况下,通过所有的正当途径,保护公司在任何及所有国家对发明享有的权利,以进一步证明、登记和完善我在本协议项下将发明授予或转让予公司或其相应指定人,并完善、取得、维护、强制执行和保护任何该等授予或转让的权利。这些协助包括向公司披露所有与发明相关的信息和数据,签署所有的申请书、说明书、宣誓书、转让书以及公司认为为了申请及取得该等权利或为了将有关该等发明的独享和排他的权利、产权及利益转让和让与给公司、它的继任人、受让人或指定人而必需的所有其他文件。我进一步同意,在我的能力范围内,我签署或促使该类文件被签署的义务即使在本协议终止后仍将继续。如果因我的精神或身体障碍或其他任何原因以致公司无法获取我的签名以申请或申请注册有关如上所述转让给公司的发明或具有署名权的原创作品的任何专利或著作权,我在此不可撤销地指定和委派公司及其正式授权的高级职员和代理人作为我的代理人和授权人,代表并代替我去签署和递交任何该类申请以及进一步采取法律许可的其他一切行动来获得专利或著作权 登记书,上述代理行为应具有和我本人亲自签署相同的法律效力和效果。

(3) 对新雇主的通知。在我与公司解除雇用关系的情况下,我在此同意,公司可将我在本协议下的权利和义务通知我的新雇主。

(4) 声明。我同意签署因执行本协议条款所要求的任何的宣誓书或验证任何适当的文件。我声明,我对本协议项下所有条款的履行将不会违反在我受雇于公司前签订的针对因信赖或信托关系掌握的专有信息而签订的其他任何保密协议。我没有签订,而且同意将来也不会签订任何与本协议相冲突的口头或书面协议。

(5) 仲裁和救济。

(a) 仲裁。我同意,因对本协议的任何解释、释义、履行或违约引起的或与之相关或有关的任何争议或纠纷,均应提交中国国际经济贸易仲裁委员会(“CIETAC”)通过仲裁解决。仲裁应按照当时适用的CIETAC仲裁规则在[武汉]进行。如CIETAC允许,则仲裁应由三(3)名仲裁员主持。其中两名仲裁员由公司和我各选派一名;第三名仲裁员应由CIETAC指派或由公司和我一致选派。仲裁员可在该等争议或纠纷中签发禁止令或采取其他救济措施。仲裁裁决应为终局的,结论性的,且对仲裁双方均具约束力。为执行仲裁裁决之目的, 任何有管辖权的法院均可就仲裁裁决作出判决。公司和我应对半分摊该等仲裁的仲裁费和开支,并且我们每一方应各自支付自己的律师费和开支。

(b) 救济。我同意,因违反本协议中的承诺而对公司造成的损失将可能是无法或无法充分衡量和计算的。因此,尽管有上述5(a)的规定,我同意,如果我违反(或威胁违反)本协议,在其他任何可以行使的权利和救济以外,公司将有权(在适用法律允许的限度内)向有管辖权的法院取得禁止令,以阻止该等违反行为或威胁的违反行为,并使本协议下的任何该等条款能得到实际履行。

(6)一般条款。

(a) 雇用条款和条件。 我认可,我受雇于公司的条款和条件规定在我与公司之间另行签署的一份雇用合同中,本协议任一规定不得解释为赋予我成为公司雇员的任何权利。

Ex B-21

(b) 准据法。本协议受中国法律管辖。

(c) 完整协议。本协议构成公司和我对本合同标的的完整协议和理解,并取代双方之间以前所有的讨论。除非经承担义务一方的书面签署,任何对本协议的修改或添加,或对本协议项下任何权利的放弃均不产生效力。任何以后关于我工作职责、薪水或补偿金的变化均不影响本协议的有效性或范围。

(d) 弃权和可分割性。对本协议任何条款的违约行为的不追究并不构成或被视为对其他或今后任何违约的行为的不追究。如果本协议的任何条款被认为无效、失效或不能强制执行,则剩余的条款仍应具有完全的效力和有效性,在任何方面均不受影响或失效。

(e) 继任人和受让人。本协议对于我的继承人、指定执行遗嘱人、遗产管理人和其他的法定代表人均具有约束力,并为集团公司及其继任人和受让人的利益而订立。公司可将其在本协议项下的权利和义务转让给第三方。

(f) 语言。 本协议以中英文两种语言书就。若本协议英文文本与中文文本之间有任何冲突或不一致之处,应以英文文本为准。

(g) 本协议的适用。我特此同意,本协议第1和第2部分中规定的我的义务以及本协议中的“保密信息”和“发明”的定义应同等适用于我在签署本协议之前为公司所做的任何工作以及与之相关的任何保密信息和发明。

[本页以下部分特意留空]

Ex B-22

本保密信息和发明转让协议于我开始受雇于公司之日起生效。

签名

何建波
雇员姓名(打印或印刷)

日期

签名

杨仁啟
公司代表(打印或印刷)

日期

签名

见证人名称或姓名(打印或印刷)

日期

 保密信息及发明转让协议(中国雇员)签字页

Ex B-23

附件一

前期发明清单

名称   日期 　识别号码或简要描述

____没有发明或改良

____有另外的附加页

雇员的签名:

雇员姓名(印刷体)

日期:

Ex B-24

附件二

声荣环保科技技术 (武汉) 有限公司

雇用终止证明

在此证实,我没有占有,或忘记归还,属于武汉声荣环保节能科技有限公司(“公司”)、其子公司、母公司、关联企业、继任人或受让人(合称“集团公司”)的任何装置、记录、数据、注释、报告、计划、清单、信函、说明书、图纸、蓝图、草图、资料、设备、其他文件或财产,或者任何上述物品的复制品。

我进一步证实我已遵守我所签署的与公司的《保密信息及发明转让协议》中的所有条款,包括报告该协议包含的由我(单独或与他人共同)构思或创造的任何发明和具有署名权的原创作品(如该协议中之定义)。

我进一步同意,为遵守《保密信息及发明转让协议》,我将对与集团公司、其关联企业或它们的任何雇员、客户、顾问或被许可人的任何业务相关的所有商业秘密、保密知识、数据或其他与产品相关的专有信息、工序、专有技术、设计、配方、开发性的或试验性的作品、电脑程序、数据库、其他具有署名权的原创作品、客户名单、业务计划、财务信息或其他标的物进行保密。

我进一步同意,在本证明签署日起二十四(24)个月内,我将不雇用集团公司的任何雇员,也不会引诱、促使、招募或鼓励集团公司的任何雇员离职。

日期:

(雇员签名)

(雇员姓名印刷体)

Ex B-25

Appendix III Non-Competition Agreement

附件三    竞业限制协议

PARTIES TO THE CONTRACT

合同各方

The Parties of this Non-competition Agreement (hereinafter the “Agreement”) are:

本竞业限制协议 (以下简称“本协议”) 的各方是:

1.	Shengrong Environmental Protection Technology (Wuhan) Co., Ltd., with its legal address at A101 Hanzheng Street City Industry Park, No.21 Jiefang Avenue, Qiaokou District, Wuhan, Hubei, 430030 China (hereinafter referred to as “Party A” or the “Company”);

声荣环保科技技术(武汉)有限公司,法定地址:中国湖北省武汉市硚口区解放大道1号汉正街都市工业园A101(以下简称“甲方”或“公司”);

2.	[ ] an individual with Chinese identity number of [ ] and residential address at [ ], China (hereinafter referred to as “Party B” or the “Employee”).

[    ]

,身份证号码是 210105197004201431, 住址为:[ ](以下简称“乙方”或“雇员”)。

Each party is hereinafter individually referred to as a “Party” and collectively as the “Parties”.

以下合同单独一方称为“一方”,各方成为“双方”。

WHEREAS, Party A is a limited liability company established in Wuhan, People’s Republic of China (“PRC” or “China”) and has signed an employment contract with Party B;

鉴于,甲方为在中华人民共和国 (“PRC” 或 “中国”) 武汉设立的一家有限责任公司, 且已与乙方签订劳动合同;

WHEREAS, Party A wishes to protect its confidential information and to prevent illegal using of skills, knowledge, experience, ideas and influence obtained during Party B’s assignment to the Company for the benefit of a competitor of Party A;

鉴于, 甲方希望保护它的保密信息并防止乙方为甲方竞争者的利益而非法使用其在甲方公司任职期间获得的技巧、知识、经历、意见和影响;

Ex B-26

WHEREAS, Party B is willing to enter into an agreement to provide such protection to the Company upon the term and conditions set forth in this Agreement.

鉴于,乙方愿意签订协议并根据本协议的条款和条件为公司提供该种保护。

NOW, the Parties agree as follows:

现双方同意:

1.	NON-COMPETITION

竞业限制

1.1	Party B agrees that, during the term of his employment with the Company and for a period of twenty-four (24) months immediately following the termination of his employment relationship with the Company for any reason, whether with or without good cause or for any or no cause, he shall not, without the prior written consent of the Company, directly or indirectly (including, without limitation, through any existing or future Affiliate (as defined below)), perform any of the following actions:

乙方同意,在其受雇于公司期间以及其与公司因任何原因(无论有无正当理由或因故或无故)解释劳动关系之后二十四(24)个月内,未经公司事先书面同意,其不得直接或间接(包括但不限于通过任何现有或未来的关联方(定义见下文))从事下列任何行为:

(a) engage in research, development, manufacture, licensing, marketing, distribution or sale of any existing or future products or services relating to the Business (as defined below);

从事与业务(定义见下文)相关的任何现有或未来产品或服务的研究、开发、制造、许可、营销、分销或销售;

(b) have any ownership interest in, manage, operate, control, be connected with as a stockholder (except as permitted by Section 1.2), joint venture, officer, director, agent, representative, partner or employee of, or consultant to, or otherwise engage or invest or participate in, the Business or any person or entity that engages in the Business in the Territory (as defined below), or competes with the Business in the Territory;

Ex B-27

作为股东(除非根据第1.2条被允许)、合资企业、高级职员、董事、代理人、代表、合伙人或雇员或顾问管理、运营、控制或以其他方式从事或投资或参与业务或在区域(定义见下文)内从事业务的任何人或实体,或对其拥有任何权益或与其相关联;

(c) accept any business relating to the Business from any existing or prospective Business customer of the Company or any of its existing or future Affiliates engaged in the Business, or solicit or knowingly encourage any such customer to terminate or adversely alter any relationship with respect to the Business such person may have with the Company or any of its existing or future Affiliates engaged in the Business; and

从公司或其从事业务的任何现有或未来的关联方的任何现有或潜在业务客户处接受任何与业务相关的业务,或请求或有意鼓励任何该等客户终止其与公司或其从事业务的任何现有或未来的关联方可能建立的任何与业务相关的关系,或对该等关系做出不利变动。

(d) market, sell, distribute, endorse or promote, any products or services that are competitive with products or services of the Business.

销售、出售、分销、代言或推广与业务的产品或服务有竞争关系的任何产品或服务。

1.2	Consistent with the foregoing provisions of Section 1.1, Employee may own (solely as a passive investor) securities in any publicly-held corporation that may be engaged in the Business, but only to the extent Employee does not own, of record or beneficially, an aggregate of one percent (1%) or more of the outstanding beneficial ownership of such corporation.

根据前述第1.1条的规定,员工可(仅作为被动投资者)拥有可能从事业务的任何公众持股公司的证券,但唯一前提是,雇员在册或实益拥有的该公司证券在该公司的发行在外实益所有权中所占的总比例不足百分之一(1%)。

1.3	“Affiliate”, as used herein, means, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such other person or entity.

“关联方”在本协议中使用时指,就任何人或实体而言,直接或间接控制其他人或实体、被其他人或实体控制或与其他人或实体一同受到直接或间接控制的任何人或实体。

1.4	“Business”, as used herein, includes, (i) all past and current products and services sold or provided by the Company or any of its Affiliates, (ii) all products and services sold or provided by the Company or any of its Affiliates, and (iii) all products under development by the Company or any of its Affiliates.

Ex B-28

“业务”在本协议中使用时包括(i)公司或其任何关联方出售或提供的一切过去和现在的产品和服务,(ii)公司或其任何关联方出售或提供的一切产品和服务,及(iii)公司或其任何关联方正在开发的一切产品。

1.5	“Territory”, as used herein, means the People’s Republic of China.

“区域”在本协议中使用时指中华人民共和国。

1.6	Subject to Party B’s full compliance with this Agreement, the Company shall pay to Party B a monthly compensation of one half of the base salary as listed in Article 3.1 of the Employment Contract until the earlier of (i) the end of the Non-Competition Period, and (ii) the date on which the Company decides not to enforce this Agreement by notifying Party B in writing thereof.

若乙方完全履行本协议,公司应向乙方支付金额为月基本工资(参见劳动合同第3.1款的规定)的一半的竞业限制月补偿金,直到(1)竞业限制期间结束;且(2)公司决定不再实行本协议并书面通知乙方之日(以两者中先发生的日期为准)。

2.	REMEDIES

救济

Party B acknowledges and agrees that any actual or threatened breach of any of the provisions may cause irreparable harm to Party A. Party A shall be entitled to seek all applicable relief and remedies for a breach by Party B including, but not limited to, specific performance of any provision of this Agreement, damages and / or injunctive relief including (without limitation) an injunction to restrain Party B or others from using or disclosing, in whole or in part, directly or indirectly, any Confidential Information.

乙方确认并同意任何违反本协议规定的实际或威胁行为会给甲方造成不可挽回的损失。若乙方违反规定,甲方有权寻求所有适用的救济,包括但不限于,对本协议任何规定的实际履行,赔偿和/或禁令救济,包括(不限于)限制乙方或其他人直接或间接使用或披露全部或部分保密信息的指令。

Ex B-29

3.	REPRESENTATIONS

陈述

Party B represents that he/she:

乙方陈述,他/她:

(i)	is familiar with the covenants to keep confidential, not to compete and not to solicit set forth in this Agreement,

熟悉本协议的保密、不竞争及不招揽的条款;

(ii)	is fully aware of his or her obligations hereunder, including, without limitation, the length of time, scope and geographic coverage of these covenants,

完全知晓其的义务,包括但不限于,适用这些条款的时间长度、范围和地理有效面;

(iii)	finds the length of time, scope and geographic coverage of these covenants to be reasonable, and

认为适用这些条款的时间长度、范围和地理适用范围为合理;且

(iv)	is receiving specific, bargained-for consideration for his or her covenants not to compete and not to solicit.

接受对非竞争、非招揽条款的具体的、争取的考虑。

4.	GOVERNING LAW

法律适用

This Agreement and the rights and duties of the Parties hereunder shall be governed by and construed and enforced in accordance with the PRC laws, without regard to principles of conflicts of laws.

本协议及由此产生的双方的权利和义务应受中国法律管辖,按照中国法律解释和执行,不适用冲突法的原则。

5.	AMENDMENTS

修改

This Agreement shall not be changed or modified in whole or in part except by an instrument in writing signed by each Party hereto.

除非各方签署书面文件进行修改,本协议的全部或部分不得任意改动或修改。

6.	WAIVER

放弃权利

Failure of any Party to enforce any of its terms, provisions or covenants shall not be construed as a waiver of the same or of the right of such Party to enforce the same. Waiver by any Party of any breach or default by any other Party of any term or provision of this Agreement shall not operate as a waiver of any other breach or default.

Ex B-30

任何一方不履行本协议内容、规定或条款,不得视为对主张另一方履行义务的权利的放弃。任何一方的违约或对本协议内容或规定的违反不应视为对其他违反行为进行追究的权利的放弃。

7.	SEVERABILITY

可分割性

In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the Agreement shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, activity or subject, such provisions shall be construed by limiting and reducing them so as to be enforceable to the maximum extent allowed by applicable law.

在本协议的任何一个或多个规定须被认为是无效、非法或不可执行的情况下,本协议剩余部分的有效性、合法性和可行性不应被以任何方式影响或减损。并且,如果本协议包含的任何一个或多个条款在持续时间、活动性或主体方面被认为过分宽泛,这些条款应被限制或缩小范围以使它们在适用法律允许的范围内最大限度地被履行。

8.	EFFECTIVE DATE

生效日期

This Agreement shall become effective once signed by both Parties.

本协议一经双方签署即生效。

9.	COUNTERPARTS

文本

This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

本协议有多个有效的文本,每一文本均为原件,但整体上应视为一个相同的协议。

Ex B-31

Execution Page of Appendix III

附件三签字页

The Parties are signing this Agreement as Appendix III of Employment Contract on the date stated in the introductory clause.

鉴此,双方同意在首页标明的日期签署本协议作为劳动合同的附件三。

Party A:	Party B:
甲方:	乙方:

Shengrong Environmental Protection Technology (Wuhan) Co., Ltd.
声荣环保科技技术(武汉)有限公司

Signed by Authorized Representative	Signed by Employee
授权代表	员工姓名

Ex B-32

Appendix IV Shengrong Environmental Protection Technology (Wuhan) Co., Ltd.

CONFLICT OF INTEREST GUIDELINES

附件四 声荣环保科技技术(武汉)有限公司

利益冲突准则

It is the policy of Shengrong Environmental Protection Technology (Wuhan) Co., Ltd., a limited liability company established under the laws of People’s Republic of China (the “Company”) and its subsidiaries, parent companies, affiliates, successors or assigns (together, the "Company Group") to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the board of directors of the Company and written approval from the board of directors for continuation must be obtained.

1.	Revealing confidential information to any third party or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Confidential Information and Invention Assignment elaborates on this principle and is a binding agreement.)

2.	Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3.	Participating in civic or professional organizations that might involve divulging confidential information of the Company.

4.	Initiating or approving any form of personal or social harassment of employees.

5.	Investing or holding outside directorships in suppliers, customers or competing companies, including financial speculation, where such investment of directorship might influence in any manner a decision or course of action of the Company,

6.	Borrowing from or lending to employees, customers or suppliers.

7.	Contracting with relatives or personal friends for providing services, goods or consulting to the Company.

8.	Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

9.	Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

10.	Making any unlawful agreements with distributors with respect to prices.

11.	Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

12.	Engaging in any conduct which is not in the best interest of the Company. Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in immediate discharge.

Ex B-33

声荣环保科技技术(武汉)有限公司是一家根据中华人民共和国法律设立的有限责任公司(“公司”)。公司及其子公司、母公司、关联方、继受方或受让方(合称“公司集团”)在开展各项事务时恪守法律的条文和精神,并坚持最高的商业道德原则。下列情形可能不利于公司,因此必须予以避免。若有任何例外情形,须向公司董事会报告,且在继续行动之前必须得到董事会的书面批准。

1. 对任何第三方泄露保密信息或滥用保密信息。未经授权泄露信息即构成对本政策的违反,无论这么做是否旨在谋取私利或是否有意对公司造成损害。(保密信息及发明转让协议对此原则有详细规定,且该协议为具有约束力的协议。)

2. 可能被视为对公司构成不正当影响或公司认为不当或令公司感到难堪的下列行为:接受或提供大量礼物、过多的招待、赠予或付款,

3. 参加可能涉及泄露公司保密信息的民间或专业组织。

4. 发起或批准对雇员的任何形式的个人或社会骚扰。

5. 对供应商、顾客或竞争公司进行投资(包括金融投机),或担任其外部董事,且该等投资或董事任职可能以任何方式影响公司的某项决定或行动步骤。

6. 与雇员、顾客或供应商发生借贷关系。

7. 与亲属或私人朋友为向公司提供服务、产品或咨询而订立合同。

8. 不当地使用或向公司披露任何前雇主或其他现雇主或对其仍负有保密义务的其他个人或实体的任何专有信息或商业秘密。

9. 非法地与竞争公司或其雇员讨论价格、成本、顾客、销售或市场事宜。

10. 与分销商就价格达成任何非法协议。

11. 不当地使用或授权使用任何其他人或实体专利申请范围内的任何发明。

12. 从事任何不符合公司最大利益的行动。

每位高级职员、雇员及独立承包商须采取一切必要措施确保遵守这些准则,若出现问题须报上级管理人员审核。违反本利益冲突可能导致立即解雇。

I have read, understand and accept the provisions of this document.

我已经阅知并接受本文件。

Signed by Employee
员工签名

Ex B-34

Exhibit C

Retained Employees

Employee Name
Jianbo He
Linxin Li
Gaofei Liu
Youhong Qian
Hannian Zhang
Peng Zhang
Fajun Zhu